Office of the Chief Accountant
Securities and Exchange
Commission
450 Fifth Street, N.W.
Washington, DC  20549

April 25, 2000

Dear Sir/Madam,

We have read the first three paragraphs of Item 4 included in the Form 8-K/A of Paragon Trade Brands, Inc. regarding the dismissal of Arthur Andersen LLP as its certifying accountant to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,


/s/ ARTHUR ANDERSEN LLP

Arthur Andersen LLP





cc: Mr. Alan J. Cyron, Vice President and Chief Financial Officer, Paragon Trade Brands, Inc.